UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Westminster Street, Providence, Rhode Island 02903

(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events

On March 6, 2017, Textron Inc. (“Textron”) issued and sold $350,000,000 principal amount of its 3.650% Notes due March 15, 2027 (the “Notes”) pursuant to its Registration Statement on Form S-3 (No. 333-197664), including the related Prospectus dated July 28, 2014, as supplemented by the Prospectus Supplement dated February 27, 2017. The exhibits to this Current Report on Form 8-K are hereby incorporated by reference in such Registration Statement.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit Number	Description

1.1

Underwriting Agreement dated February 27, 2017 between Textron and the underwriters named therein, for whom Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as managers, relating to the offer and sale of the Notes, including Underwriting Agreement Standard Provisions (Debt) dated February 27, 2017.

4.1	Form of Global Note.

4.2

Officers’ Certificate dated March 6, 2017 establishing the Notes pursuant to the Indenture dated as of September 10, 1999 between Textron and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

/s/ Mary F. Lovejoy
Mary F. Lovejoy
Vice President and Treasurer

Date: March 6, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement dated February 27, 2017 between Textron and the underwriters named therein, for whom Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as managers, relating to the offer and sale of the Notes, including Underwriting Agreement Standard Provisions (Debt) dated February 27, 2017.

4.1	Form of Global Note.

4.2

Officers’ Certificate dated March 6, 2017 establishing the Notes pursuant to the Indenture dated as of September 10, 1999 between Textron and The Bank of New York Mellon Trust Company, N.A., as Trustee.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).